                                                                     Exhibit 7-B
                                                                     Page 1


                                        UNANIMOUS CONSENT TO ACTION IN LIEU OF
                                        A REGULAR MEETING OF THE
                                        BOARD OF DIRECTORS OF CLNG
                                        CORPORATION

         WHEREAS, the regular meeting of the Board of Directors of CLNG Corporation, a Delaware corporation (the "Corporation") originally scheduled for March 5, 1996, was canceled; and

         WHEREAS, the members of the Board of Directors desire to execute this Consent in lieu of holding their annual organizational meeting originally scheduled for June 10, 1996;

         NOW, THEREFORE, the undersigned, being all of the directors of the Corporation, hereby Consent to and adopt the following resolutions pursuant to
Section 141 of the Delaware General Corporation Law:

                            RESIGNATION OF DIRECTOR

         WHEREAS, Mr. Logan W. Wallingford tendered his resignation as a member of the Board of Directors of the Corporation, effective at the close of business April 30, 1996;

         NOW THEREFORE, be it:

                 RESOLVED, that such resignation of Mr. Logan W. Wallingford be, and it hereby is, accepted.

                              ELECTION OF OFFICERS

         WHEREAS, the following persons have been nominated, and are qualified, to serve as officers of the Corporation;

         NOW THEREFORE, be it:

                 RESOLVED, that the following officers of the Corporation be, and they hereby are, chosen and elected to the offices set forth opposite their names until their successors are elected and qualified:

                   President and Chief
                     Executive Officer ....... L. M. Bridges
                   Vice President............. J. W. Trost*
                   Controller................. S. T. MacQueen
                   Secretary ................. T. S. Bindra
                   Assistant Secretary ....... N. J. Caggiano

                                                                     Exhibit 7-B
                                                                     Page 2


* Duties limited to signing, executing and delivering, on behalf of the Corporation, applications, pleadings, corporate undertakings, reports and other documents necessary or appropriate to proceedings before state and federal regulatory authorities.




                       ANNUAL REPORT OF RETIREMENT BOARD

              WHEREAS, the Retirement Income Plan for Columbia Gas System Companies provides that the Retirement Board shall prepare annually a report showing in reasonable summary the assets and contingent liabilities of the Plan for the past year and that such report shall be submitted to the Board of Directors of the subsidiary companies; and

              WHEREAS, said report, entitled "Report of Operations of the Retirement Income Plan For Columbia Gas System Companies" and dated May 1, 1996 (the "Retirement Board Report"), was filed in the office of the Secretary of the Retirement Board, and distributed to the members of the Board of Directors of the Corporation on or before the date of this Consent;

              NOW THEREFORE, be it:

                   RESOLVED, that the Retirement Board Report be, and it hereby is, accepted in the form distributed to the members of the Board of Directors of the Corporation on or before the date of this Consent.


                   AMENDMENT OF CERTIFICATE OF INCORPORATION

              WHEREAS, the Board of Directors deems it desireable to cause the Corporation's Certificate of Incorporation to be amended to reduce the minimum number of directors from three (3) to two (2);


              NOW THEREFORE, be it:

                   RESOLVED, that the Board of Directors finds advisable and
              hereby proposes to the stockholders of the Corporation that part SEVENTH of the Certificate of Incorporation of the Corporation be amended in its entirety to read as follows:

                                                                    Exhibit 7-B
                                                                    Page 3


                   "SEVENTH.  For the management of the business and for the
              conduct of the affairs of the Corporation, it is further provided:

                   1. The number of directors of the Corporation shall be as from time to time shall be fixed by, or in the manner provided in, the By-Laws, and in no case shall the number be less than TWO
              (2).  The directors need not be stockholders of the Corporation.



                   2. In furtherance, and not in limitation, of the powers conferred by statute, the Board of Directors is expressly authorized:

                          (a) to make, alter or repeal by-laws of the Corporation, subject to the power of the stockholders of the corporation to alter or repeal any by-laws whether adopted by the stockholders or otherwise.

                          (b) to exercise the powers and authorities as are provided in the By-Laws then in effect, subject to applicable limitations as provided in such By-Laws."

                   RESOLVED, FURTHER, that the foregoing amendment is advisable and its adoption is in the best interests of the Corporation and its stockholders and, to effectuate the foregoing, it is hereby directed that the foregoing amendment be considered at the next annual meeting of the stockholders, unless earlier approved by written consent in accordance with Section 228 of the Delaware General Corporation Law; and

                   RESOLVED FURTHER, that after approval of such amendments by the stockholders of the Corporation, the officers of the Corporation be, and they hereby are, authorized and directed to execute, acknowledge and file with the Secretary of State of the State of Delaware a Certificate of Amendment to evidence the foregoing amendments to the Corporation's Restated Certificate of Incorporation."

                                                                    Exhibit 7-B
                                                                    Page 4

                              AMENDMENT OF BY-LAWS

              WHEREAS, the Board of Directors deems it desireable to amend the Corporation's By-Laws to reduce the minimum number of Directors from three (3) to two (2), consistent with the provisions of Article SEVENTH, Section 1 of the Certificate of Incorporation, as amended;

              NOW THEREFORE, be it:

                   RESOLVED, that pursuant to Article SEVENTH, Section 2(a) of the Corporation's Certificate of Incorporation, as amended, and
              Article IX, Section 1 of the Corporation's By-Laws as amended, such By-Laws be, and they hereby are, further amended by deleting the first sentence of Article III, Section 1 in its entirety, and replacing it with the following new first sentence:

                          "The number of directors which shall constitute the whole Board shall be not less than two (2)."



              IN WITNESS WHEREOF, the foregoing constitutes the action of the Board of Directors, all as of the 1st day of June, 1996.




                                            ---------------------------------
                                            L. M. BRIDGES




                                            ---------------------------------
                                            M. W. O'DONNELL





Attest:



---------------------------------
          Secretary





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